Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post - Effective Amendment No. 1 to the Registration Statement (Form F-1 No. 333-266099) and related Prospectus of United Maritime Corporation and to the incorporation by reference therein of our report dated April 4, 2023, with respect to the carve-out financial statements of United Maritime Predecessor included in the Annual Report (Form 20-F) of United Maritime Corporation for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

April 4, 2023